Exhibit 10.1
                                                                  Execution Copy






================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                      among

                          LEVEL 3 COMMUNICATIONS, INC.,

                         ELDORADO ACQUISITION THREE, LLC

                                       and

                                  TELCOVE, INC.



                           Dated as of April 30, 2006


================================================================================

                                TABLE OF CONTENTS





                                                                                                                Page
ARTICLE I.           DEFINITIONS..................................................................................1


ARTICLE II.          THE MERGER...................................................................................9

         Section 2.1.      The Merger.............................................................................9
         Section 2.2.      Effective Date of the Merger...........................................................9
         Section 2.3.      Reorganization.........................................................................9

ARTICLE III.         THE SURVIVING COMPANY........................................................................9

         Section 3.1.      Certificate of Formation...............................................................9
         Section 3.2.      Operating Agreement....................................................................9
         Section 3.3.      Managers; Officers....................................................................10

ARTICLE IV.          CONVERSION OF SHARES........................................................................10

         Section 4.1.      Merger Consideration; Effect on Capital Stock.........................................10
         Section 4.2.      Exchange of Certificates..............................................................11
         Section 4.3.      Dividends and Other Distributions.....................................................12
         Section 4.4.      No Fractional Shares..................................................................12
         Section 4.5.      Lost, Stolen or Destroyed Certificates................................................13
         Section 4.6.      Closing of the Company's Transfer Books...............................................13
         Section 4.7.      Closing...............................................................................13
         Section 4.8.      Additional Actions....................................................................13

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................13

         Section 5.1.      Corporate Organization................................................................13
         Section 5.2.      Qualification to Do Business..........................................................14
         Section 5.3.      No Conflict or Violation..............................................................14
         Section 5.4.      Consents and Approvals................................................................14
         Section 5.5.      Authorization and Validity of Agreement...............................................14
         Section 5.6.      Capitalization and Related Matters....................................................15
         Section 5.7.      Subsidiaries and Equity Investments...................................................16
         Section 5.8.      Financial Statements; Debt............................................................16
         Section 5.9.      Absence of Certain Changes or Events..................................................17
         Section 5.10.     Tax Matters...........................................................................18
         Section 5.11.     Absence of Undisclosed Liabilities....................................................19
         Section 5.12.     Company Property......................................................................20
         Section 5.13.     Assets of the Company and its Subsidiaries............................................21
         Section 5.14.     Intellectual Property.................................................................21
         Section 5.15.     Software..............................................................................22


         Section 5.16.     Licenses and Permits..................................................................22
         Section 5.17.     Compliance with Law...................................................................23
         Section 5.18.     Litigation............................................................................23
         Section 5.19.     Contracts.............................................................................24
         Section 5.20.     Employee Plans........................................................................25
         Section 5.21.     Insurance.............................................................................27
         Section 5.22.     Transactions with Directors, Officers, Managers, and Affiliates.......................27
         Section 5.23.     Suppliers and Customers...............................................................28
         Section 5.24.     Labor Matters.........................................................................28
         Section 5.25.     Environmental Matters.................................................................29
         Section 5.26.     No Brokers............................................................................30
         Section 5.27.     Network Operations....................................................................30
         Section 5.28.     State Takeover Statutes...............................................................31
         Section 5.29.     Opinion of Financial Advisor..........................................................31
         Section 5.30.     Bankruptcy Claims.....................................................................31
         Section 5.31.     No Other Representations or Warranties................................................31

ARTICLE VI.          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................31

         Section 6.1.      Organization..........................................................................31
         Section 6.2.      Qualification to Do Business..........................................................32
         Section 6.3.      No Conflict or Violation..............................................................32
         Section 6.4.      Consents and Approvals................................................................32
         Section 6.5.      Authorization and Validity of Agreement...............................................32
         Section 6.6.      Capitalization and Related Matters....................................................32
         Section 6.7.      SEC Filings...........................................................................33
         Section 6.8.      No Brokers............................................................................33
         Section 6.9.      Sufficiency of Funds..................................................................34
         Section 6.10.     Tax Matters...........................................................................34
         Section 6.11.     No Other Representations or Warranties................................................34

ARTICLE VII.         COVENANTS OF THE COMPANY....................................................................34

         Section 7.1.      Conduct of Business Before the Closing Date...........................................34
         Section 7.2.      Consents and Approvals................................................................37
         Section 7.3.      Access to Properties and Records......................................................37
         Section 7.4.      Negotiations..........................................................................37
         Section 7.5.      Meeting of or Written Consent of Stockholders of the Company..........................37
         Section 7.6.      Reasonable Best Efforts...............................................................38
         Section 7.7.      Notice of Breach......................................................................38
         Section 7.8.      Drag-Along Notice.....................................................................38
         Section 7.9.      Affiliate Letter......................................................................38

ARTICLE VIII.        COVENANTS OF PARENT AND MERGER SUB..........................................................38

         Section 8.1.      Consents and Approvals................................................................38


         Section 8.2.      Employee Benefits.....................................................................39
         Section 8.3.      Reasonable Best Efforts...............................................................40
         Section 8.4.      Indemnification Continuation..........................................................40

ARTICLE IX.          ADDITIONAL COVENANTS OF THE PARTIES.........................................................41

         Section 9.1.      Consummation of the Merger............................................................41
         Section 9.2.      Registration Statement................................................................41
         Section 9.3.      Confidentiality.......................................................................42
         Section 9.4.      Reorganization........................................................................42

ARTICLE X.           MUTUAL CONDITIONS...........................................................................43

         Section 10.1.     No Injunction or Action...............................................................43
         Section 10.2.     Registration Statement................................................................43
         Section 10.3.     Stockholder Approval..................................................................43
         Section 10.4.     HSR Act...............................................................................43
         Section 10.5.     FCC Approvals.........................................................................43
         Section 10.6.     Authorized Shares.....................................................................43

ARTICLE XI.          CONDITIONS PRECEDENT TO PERFORMANCE BY THE COMPANY..........................................43

         Section 11.1.     Representations and Warranties of Parent and Merger Sub...............................44
         Section 11.2.     Performance of the Obligations of Parent and Merger Sub...............................44
         Section 11.3.     No Parent Material Adverse Effect.....................................................44
         Section 11.4.     Opinion of Counsel....................................................................44
         Section 11.5.     Share Listing.........................................................................44
         Section 11.6.     Tax Opinion...........................................................................44

ARTICLE XII.         CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT AND MERGER SUB................................44

         Section 12.1.     Representations and Warranties of the Company.........................................45
         Section 12.2.     Performance of the Obligations of the Company.........................................45
         Section 12.3.     Consents and Approvals................................................................45
         Section 12.4.     No Company Material Adverse Effect....................................................45
         Section 12.5.     Opinion of Counsel....................................................................45
         Section 12.6.     Executive Officer Employment Agreements...............................................45
         Section 12.7.     Drag-Along Notice and Cancellation of Warrants........................................45
         Section 12.8.     Appraisal Rights......................................................................45
         Section 12.9.     Resignation of Directors..............................................................45
         Section 12.10.    FIRPTA Affidavit......................................................................45
         Section 12.11.    Tax Opinion...........................................................................46

ARTICLE XIII.        TERMINATION.................................................................................46

         Section 13.1.     Conditions of Termination.............................................................46
         Section 13.2.     Effect of Termination.................................................................47

ARTICLE XIV.         MISCELLANEOUS...............................................................................47

         Section 14.1.     Survival..............................................................................47
         Section 14.2.     Disclosure Schedules..................................................................48
         Section 14.3.     Successors and Assigns................................................................48
         Section 14.4.     Governing Law; Jurisdiction...........................................................48
         Section 14.5.     Expenses..............................................................................48
         Section 14.6.     Severability; Construction............................................................48
         Section 14.7.     Notices...............................................................................49
         Section 14.8.     Amendments; Waivers...................................................................50
         Section 14.9.     Public Announcements..................................................................50
         Section 14.10.    Entire Agreement......................................................................50
         Section 14.11.    Parties in Interest...................................................................50
         Section 14.12.    Section and Paragraph Headings........................................................50
         Section 14.13.    Counterparts..........................................................................50
         Section 14.14.    No Liability..........................................................................51

INDEX TO EXHIBITS

A        Form of Opinion of Counsel to Parent

B        Form of Opinion of Counsel to the Company

C        Form of Akin Gump Strauss Hauer & Feld LLP Tax Opinion

D        Form of Willkie Farr & Gallagher LLP Tax Opinion

E        Form of Company Tax Opinion Backup Representation Letter

F        Form of Parent Tax Opinion Backup Representation Letter

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of April 30, 2006, by and among Level 3 Communications, Inc., a Delaware corporation ("Parent"), Eldorado Acquisition Three, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and TelCove, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of the Company with and into Merger Sub, with Merger Sub continuing as the surviving entity (the "Merger");

     WHEREAS, the managers of Merger Sub and the Board of Directors of the Company have approved the Merger upon the terms and subject to the conditions set forth herein; and

     WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding capital stock of the Company ("Company Capital Stock") and warrants to purchase Company Common Stock shall be converted into the right to receive a combination of cash and shares of common stock of Parent or otherwise cancelled;

     WHEREAS, for United States federal income tax purposes, the Parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I.

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Action" -- See Section 5.18 hereof;

     "Adjusted Parent Stock Price" shall mean the average of the volume weighted sales prices per share of Parent Common Stock as reported by the NASDAQ Stock Market for the ten trading-day period ending upon the trading day immediately preceding the third trading day prior to the Closing Date;

     "Affiliate" shall mean, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person;

     "Agreement" -- See Preamble hereto;

     "Aggregate Cash Consideration" shall mean $445,000,000;

     "Aggregate Merger Consideration" shall mean the Aggregate Share Consideration and the Aggregate Cash Consideration collectively;

     "Aggregate Share Consideration" shall mean the aggregate number of shares of Parent Common Stock equal to the sum of (i) the quotient of (A) the Share Value Factor divided by (B) the Parent Stock Price and (ii) the quotient of (A) Exercise Price Consideration divided by (B) the Adjusted Parent Stock Price. For avoidance of doubt, the minimum aggregate number of shares of Parent Common Stock to be issued pursuant to this Agreement shall be 110,590,278;

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close;

     "Cash Consideration" -- See Section 4.1(b)(ii) hereof;

     "Cash Exchange Ratio" -- See Section 4.1(b)(ii) hereof;

     "Certificate of Merger" -- See Section 2.2 hereof;

     "Certificates" -- See Section 4.2(a) hereof;

     "Closing" -- See Section 4.7 hereof;

     "Closing Date" -- See Section 4.7 hereof;

     "Code" -- See Recitals hereto;

     "Common Stock Exchange Ratio" -- See Section 4.1(b)(i) hereof;

     "Company" -- See Preamble hereto;

     "Company Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company;

     "Company Material Adverse Effect" shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, is or is reasonably likely to become, materially adverse to the business, assets, properties, condition (financial or otherwise), liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that Company Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to (i) general economic conditions, (ii) the industry in which the Company and its Subsidiaries operate so long as such event, change, circumstance, effect, development or state of facts does not affect the Company and its Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industry in which the Company and its Subsidiaries operate, (iii) any act or omission by the Company taken with the prior written consent of Parent in contemplation of the Merger, (iv) any costs or expenses reasonably incurred or accrued in connection with the Merger, (v) any act or omission of the Company taken consistent with the terms of this Agreement or (vi) clearly shown to be directly resulting from this Agreement and the announcement or performance hereof and the transactions contemplated hereby, including without limitation, the direct impact thereof on relationships with customers, suppliers or employees;

     "Company Warrants" shall mean warrants to purchase shares of Company Common Stock;

     "Contract" -- See Section 5.19(c) hereof;

     "Company Options" shall mean options exercisable for shares of Company Common Stock;

     "Company Organizational Documents" shall mean the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, together with all amendments thereto;

     "Company Preferred Stock" shall mean preferred stock, par value $0.01 per share. of the Company;

     "Company Property" -- See Section 5.12(b) hereof;

     "Company Welfare Plans" -- See Section 8.2(b) hereof;

     "Confidentiality Agreement" -- See Section 9.3 hereof;

     "Continuing Employees" -- See Section 8.2 hereof;

     "Customer Contracts" -- See Section 5.19(c) hereof;

     "Debt" shall mean long-term debt (plus the current portion thereof) and short-term debt of the Company or any Subsidiary thereof, in each case determined in accordance with GAAP, including commercial paper, deferred derivative, interest rate swaps and capital leases;

     "DGCL" shall mean the Delaware General Corporation Law;

     "Drag-Along Notice" -- See Section 7.8 hereof;

     "Effective Date" -- See Section 2.2 hereof;

     "Effective Time" -- See Section 2.2 hereof;

     "Employee Benefit Plans" -- See Section 5.20(a) hereof;

     "Environmental Laws" -- See Section 5.25(a) hereof;

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" -- See Section 5.20(a) hereof;

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

     "Excluded Shares" -- See Section 4.1(a) hereof;

     "Executive Officer Employment Agreements" shall mean the employment agreements between each of the individuals on Schedule 1.2 and Level 3 Communications LLC, dated as of the date hereof;

     "Exercise Price Consideration" shall mean the aggregate amount of cash received by the Company after the date hereof and prior to the Effective Time with respect to the exercise of Company Warrants;

     "Existing Policy" -- See Section 8.4(c) hereof;

     "Financial Statements" -- See Section 5.8 hereof;

     "Fully-Diluted Shares" shall mean the sum of (i) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) all additional shares of Company Common Stock that would be outstanding immediately prior to the Effective Time assuming (A) the cashless exercise immediately prior to the Effective Time of all then outstanding Company Warrants pursuant to Section 3.02(d) of the applicable Warrant Agreement and (B) a Current Market Price of One Share of Common Stock (as defined in the applicable Warrant Agreement) equal to the Per Share Merger Consideration. For the avoidance of doubt, in respect of each Company Warrant with an exercise price per share immediately prior to the Effective Time in excess of the Per Share Merger Consideration, zero additional shares of Company Common Stock shall be deemed outstanding pursuant to such Company Warrant for purposes of clause (ii) above;

     "GAAP" shall mean United States generally accepted accounting principles;

     "Governmental Entity" shall mean any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body;

     "Hazardous Materials" -- See Section 5.25 hereof;

     "HLHZ" -- See Section 5.26 hereof;

     "HSR Act" -- See Section 5.4 hereof;

     "Indemnified Person" -- See Section 8.4(a) hereof;

     "Intellectual Property" shall mean all of the following, owned or used by the Company and its Subsidiaries: material (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrighted and copyrightable writings, designs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites of the Company and its Subsidiaries; (vii) rights under all agreements relating to the foregoing;
(viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing;

     "Interim Balance Sheet" -- See Section 5.8 hereof;

     "IRU" -- See Section 5.9(b) hereof;

     "Knowledge" shall mean, with respect to the Company, the actual conscious knowledge of the executives of the Company listed on Schedule 1.3 after due inquiry of the senior employees of the Company and its Subsidiaries who have administrative or operational responsibility for the particular subject matter in question.

     "Leased Real Property" -- See Section 5.12(b) hereof;

     "Leases" -- See Section 5.12(b) hereof; "Letter of Transmittal" -- See
Section 4.2(a) hereof;

     "Licenses and Permits" -- See Section 5.16(a) hereof;

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction;

     "LLCA" shall mean the Delaware Limited Liability Company Act;

     "Merger" -- See Recitals hereto;

     "Merger Consideration" shall mean, with respect to Company Common Stock, the Share Consideration and the Cash Consideration, collectively, and with respect to Company Warrants, the Warrant Consideration, collectively;

     "Merger Sub" -- See Preamble hereto;

     "Multiemployer Plan" -- See Section 5.20(c) hereof;

     "Owned Real Property" -- See Section 5.12(a) hereof;

     "Parent" -- See Preamble hereto;

     "Parent Common Stock" -- See Section 4.1(b) hereof;

     "Parent Material Adverse Effect" shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, is or is reasonably likely to become, materially adverse to the business, assets, properties, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that Parent Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to (i) general economic conditions, (ii) the industry in which Parent and its Subsidiaries operate so long as such event, change, circumstance, effect, development or state of facts does not affect Parent and its Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industry in which Parent and its Subsidiaries operate, (iii) any act or omission by Parent taken with the prior written consent of the Company in contemplation of the Merger, (iv) any costs or expenses reasonably incurred or accrued in connection with the Merger, (v) any act or omission of Parent taken consistent with the terms of this Agreement or
(vi) clearly shown to be directly resulting from this Agreement and the announcement or performance hereof and the transactions contemplated hereby, including without limitation, the direct impact thereof on relationships with customers, suppliers or employees;

     "Parent Organizational Documents" shall mean the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Parent, together with all amendments thereto;

     "Parent SEC Reports" - See Section 6.7(a) hereof;

     "Parent Stock" shall mean the Parent Common Stock and any other shares of capital stock of Parent that are convertible into or exchangeable for shares of Parent Common Stock;

     "Parent Stock Price" shall mean the average of the volume weighted sales prices per share of Parent Common Stock as reported by the NASDAQ Stock Market for the ten trading-day period ending upon the trading day immediately preceding the third trading day prior to the Closing Date; provided, however, that in no event shall the Parent Stock Price be less than $3.84 or more than $5.76;

     "Parties" shall mean Parent, Merger Sub and the Company;

     "Pension Plans" -- See Section 5.20(a) hereof;

     "Per Share Merger Consideration" shall mean the quotient of (i) (A) the product of the Aggregate Share Consideration and the Adjusted Parent Stock Price plus (B) the Aggregate Cash Consideration plus (C) the aggregate exercise price of all outstanding Company Warrants outstanding immediately prior to the Effective Time divided by (ii) the aggregate number of shares of Company Common Stock and the number of shares of Company Common Stock issuable upon exercise for cash of the Company Warrants, in each case outstanding immediately prior to the Effective Time;

     "Permitted Liens" shall mean means (a) liens for utilities and current Taxes not yet due and payable, (b) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, lessor's, landlord's and other similar liens arising or incurred in the ordinary course of business not yet due and payable,
(c) liens for Taxes, assessments, or governmental charges or levies on a Person's properties if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person, (d) easements, restrictive covenants and similar encumbrances or impediments against any assets or properties of an entity and which individually or in the aggregate do not materially interfere with the business of such entity or the operation of the property as currently conducted to which they apply, (e) minor irregularities and defects of title which individually or in the aggregate do not materially interfere with an entity's business or the operation of the property as currently conducted to which they apply, (f) Liens disclosed on the existing title policies, title commitments and/or surveys which have been previously provided or made available to Parent, none of which materially interfere with the business of the Company or its Subsidiaries or the operation of the property as presently conducted to which they apply, (g) Liens granted in respect of any Debt or securing any obligations with respect thereto and other Liens as set forth on Schedule 1.5,
(h) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation, (i) deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (j) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (k) Liens arising from protective filings and (l) Liens in favor of a banking institution arising as a matter of applicable law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity;

     "Plan Effective Date" -- See Section 5.20(a) hereof;

     "Proceeding" -- See Section 8.4(a) hereof;

     "Registered Intellectual Property" -- See Section 5.14(b) hereof;

     "Registration Statement" -- See Section 9.2 hereof;

     "Required Merger Stockholder Vote" -- See Section 5.5 hereof;

     "SEC" shall mean the U.S. Securities and Exchange Commission;

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

     "Share Consideration" -- See Section 4.1(b)(i) hereto;

     "Share Value Factor" shall mean $637,000,000;

     "Software" -- See Section 5.15(a) hereof;

     "Stockholders" shall mean the holders of Company Common Stock, excluding holders of any Excluded Shares;

     "Subsidiary" means, with respect to any Person, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries;

     "Surviving Company" -- See Section 2.1 hereof;

     "Tail Period" -- See Section 8.4(c) hereof;

     "Tax Return" shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes;

     "Taxes" shall mean all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto; and "Tax" shall mean any one of them;

     "Third Party Expenses" -- See Section 14.5 hereof;

     "Vendor Contracts" -- See Section 5.19(c) hereof;

     "WARN" -- See Section 5.24(c) hereof;

     "Warrant Consideration" -- See Section 4.1(e) hereof;

     "Warrantholder" shall mean a holder of Company Warrants; and

     "Warrant Agreements" shall mean the Warrant Agreement, dated as of April 8, 2004, between the Company and Wells Fargo Bank, N.A., as warrant agent, and the Management Warrant Agreement, dated as of April 8, 2004, between the Company and Wells Fargo Bank, N.A., as warrant agent.

                                  ARTICLE II.

                                   THE MERGER

     Section 2.1. The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date, Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease, and Merger Sub, as the surviving entity in the Merger (the "Surviving Company"), shall by virtue of the Merger continue its existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 18-209 of the LLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

     Section 2.2. Effective Date of the Merger. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") when a properly executed Certificate of Merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware. The Parties shall cause the Certificate of Merger to be executed and filed as aforesaid on the Closing Date upon the satisfaction or waiver of the conditions contained in Articles X, XI and XII hereof.

     Section 2.3. Reorganization. This Agreement is intended to constitute a "plan of reorganization" with respect to the Merger for United States federal income tax purposes pursuant to which, for such purposes, the Merger is to be treated as a "reorganization" under Section 368(a) of the Code (to which each of Parent and the Company are to be parties under Section 368(b) of the Code).

                                  ARTICLE III.

                              THE SURVIVING COMPANY

     Section 3.1. Certificate of Formation. The certificate of formation of Merger Sub shall be the certificate of formation of the Surviving Company after the Effective Date, and thereafter may be amended as provided therein or by law.

     Section 3.2. Operating Agreement. The operating agreement of Merger Sub as in effect on the Effective Date shall be the operating agreement of the Surviving Company, and thereafter may be amended as provided therein or by law.

     Section 3.3. Managers; Officers. The managers of Merger Sub immediately prior to the Effective Date shall be the managers of the Surviving Company and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Company, in each case until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the LLCA and the certificate of formation and operating agreement of the Surviving Company.

                                  ARTICLE IV.

                              CONVERSION OF SHARES

     Section 4.1. Merger Consideration; Effect on Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any Company Common Stock, the following shall occur:

     (a) All shares of Company Common Stock issued and outstanding immediately prior to the Effective Date that are held by the Company, and any shares of Company Common Stock issued and outstanding immediately prior to the Effective Date owned by Parent, Merger Sub or any other Subsidiary of Parent, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist (the "Excluded Shares").

     (b) Subject to Sections 4.1(a), 4.1(c), and 4.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Date, shall be converted into the right to receive:

          (i) that number of fully paid and nonassessable shares (the "Share Consideration") of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") equal to the quotient of the Aggregate Share Consideration divided by the number of Fully-Diluted Shares, but excluding any Excluded Shares (the "Common Stock Exchange Ratio"); and

          (ii) an amount in cash (the "Cash Consideration") equal to the quotient of the Aggregate Cash Consideration divided by the number of Fully-Diluted Shares, but excluding any Excluded Shares (the "Cash Exchange Ratio").

     (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, or other similar transaction, with respect to Parent Common Stock after the date hereof and prior to the Effective Date, the Common Stock Exchange Ratio shall be adjusted accordingly so as to maintain the relative proportionate interests of the holders of Company Capital Stock and the holders of Parent Stock.

     (d) Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Date shall continue as one membership interest, of the Surviving Company, which shall constitute the only outstanding membership interest of the Surviving Company.

     (e) At the Effective Time, each outstanding Company Warrant shall by virtue of the Merger and without any action on the part of the holder thereof, the Company, Parent or Merger Sub, be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Date upon compliance with Section 4.2(c) hereof, from Parent or the Surviving Company, the consideration such Company Warrant would have received if such holder would have effected a cashless exercise of such Company Warrant pursuant to Section 3.02(d) of the applicable Warrant Agreement immediately prior to the Effective Time (and assuming a Current Market Price of One Share of Common Stock (as defined in the applicable Warrant Agreement) equal to the Per Share Merger Consideration), and the shares of Company Common Stock issued upon such cashless exercise were converted in the Merger pursuant to Section 4.1(b) hereof; provided, however, that any Company Warrant with an exercise price per share in excess of the Per Share Merger Consideration shall terminate and cease to be exercisable as of the Effective Date and no holder of any such Company Warrant shall be entitled to any payment with respect to such termination (the "Warrant Consideration").

     Section 4.2. Exchange of Certificates.

     (a) As soon as reasonably practicable after the Effective Date, Parent shall mail to each holder of Company Common Stock (other than holders of Excluded Shares) and Company Warrant (i) a letter of transmittal containing customary provisions (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the certificate or certificates representing such Company Common Stock and Company Warrant (the "Certificates") shall pass, only upon delivery of the Certificates to Parent and shall otherwise be in such form and contain such other provisions as Parent may reasonably specify, including an acknowledgement by Warrantholders that the Company Warrants will be deemed cancelled upon consummation of the Merger, and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of such Certificate or Certificates for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with the Letter of Transmittal, duly executed, for each share formerly represented by each such Certificate, Parent shall promptly deliver to each such Stockholder and Warrantholder (A) by check or by wire transfer of immediately available funds for amounts in excess of $5,000,000, the Cash Consideration or the cash portion of the Warrant Consideration payable to such Stockholder with respect to such shares pursuant to Section 4.1 hereof, and
(B) certificates representing the Share Consideration or the share portion of the Warrant Consideration issuable to such holder with respect to such shares pursuant Section 4.1 hereof, and after the Effective Date, if applicable, any dividends or other distributions with respect to Parent Common Stock to be issued or paid pursuant to Section 4.3 hereof.

     (b) In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock or Company Warrants surrendered in exchange therefor are registered, it shall be a condition of such exchange that the certificate or certificates so surrendered shall be properly endorsed with a medallion guarantee or be otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Company that such tax has been paid or is not applicable.

     (c) Until surrendered, Certificates representing shares of Company Common Stock or Company Warrants shall represent solely the right to receive the Merger Consideration, and after the Effective Date, if applicable, any dividends or other distributions with respect to Parent Common Stock to be issued or paid pursuant to Section 4.3 hereof, in each case, without any interest thereon with respect to Parent Common Stock. Neither Parent nor any Party hereto shall be liable to a holder of shares of Company Common Stock or Company Warrants for any amount properly delivered to a public official pursuant to any applicable escheat laws. If any Certificates representing shares of Company Common Stock entitled to be exchanged for Merger Consideration pursuant to Section 4.1 hereof shall not have been surrendered for such exchange prior to the first anniversary of the Closing Date, such shares of Company Common Stock shall, to the extent permitted by applicable law, be deemed to be cancelled and no Merger Consideration shall be due to the holder thereof. Notwithstanding the foregoing, neither Parent nor any Party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to any applicable escheat laws.

     (d) Each of the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article IV such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Company or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which the Surviving Company or Parent, as the case may be, made such deduction and withholding.

     Section 4.3. Dividends and Other Distributions. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding on the Effective Date and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is on or after the Effective Date, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to Persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such Persons surrender their Certificates representing Company Common Stock or Company Warrants. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock, as the case may be, issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Date and a payment date on or prior to such time of surrender payable with respect to such whole shares of Parent Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Date but with a payment date subsequent to surrender.

     Section 4.4. No Fractional Shares. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock or Company pursuant to Section 4.1 hereof. Any fractional shares that would otherwise be issuable pursuant to Section 4.1 hereof shall be rounded up to the nearest whole number.

     Section 4.5. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and an indemnity agreement in an amount determined by Parent or Parent agent by such Person at such Person's sole cost and expense against any claim that may be made against it with respect to such Certificate, Parent will pay and issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration in accordance with Section 4.2 hereof in respect of the shares represented by such lost, stolen or destroyed Certificate.

     Section 4.6. Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Warrants shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Company, they shall be cancelled and exchanged for Merger Consideration in accordance with this Article IV.

     Section 4.7. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 9:00 A.M. local time on the day which is the third business day after the day on which the last of the conditions set forth in Articles X, XI, and XII is fulfilled or waived in writing (other than those conditions that are not capable of being satisfied until the Closing, but subject to the waiver in writing or satisfaction of these conditions) or (ii) at such other time and place as Parent and the Company shall agree in writing (the "Closing Date").

     Section 4.8. Additional Actions. If, at any time after the Effective Date, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     Section 5.1. Corporate Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its business as now conducted. Copies of the Company Organizational Documents and the organizational documents of each Subsidiary of the Company, with all amendments thereto to the date hereof, have been made available to Parent or its representatives, and such copies are accurate and complete as of the date hereof. A complete and correct chart showing the Company and all of its direct and indirect Subsidiaries is set forth on Schedule 5.1.

     Section 5.2. Qualification to Do Business. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. Schedule 5.2 sets forth for each of the Company and its Subsidiaries all jurisdictions in which each of the Company and its Subsidiaries are qualified to do business.

     Section 5.3. No Conflict or Violation. The execution, delivery and performance by the Company of this Agreement does not and will not (i) violate or conflict with any provision of any Company Organizational Document or any of the organizational documents of the Subsidiaries of the Company, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity, (iii) except as set forth in Schedule 5.3, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract or result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either of the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of the Contracts or obligations thereunder, or Licenses and Permits or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject except in each case with respect to clauses (iii) and (iv), for any such violations that would not have a Company Material Adverse Effect.

     Section 5.4. Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company or its Subsidiaries of their obligations hereunder or thereunder, except for (i) the filing of Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act")
(ii) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Schedule 5.4 and (iii) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     Section 5.5. Authorization and Validity of Agreement. The Company has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and unanimously approved by the Company's Board of Directors, no other action of the Company's Board of Directors or corporate proceeding on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of the Company Common Stock outstanding (the "Required Merger Stockholder Vote"), no other action of the Company's Board of Directors or corporate action on the part of the Company or any of its Subsidiaries or stockholders is necessary to consummate the transactions contemplated hereby. The Merger has been declared advisable by the Board of Directors of the Company. This Agreement has been duly executed by the Company and, assuming due execution and delivery by Parent and Merger Sub, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     Section 5.6. Capitalization and Related Matters.

     (a) As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, of which 8,555,686 shares are issued and outstanding, and 5,000,000 shares of Company Preferred Stock, of which no shares are issued and outstanding. Schedule 5.6 sets forth (i) the names of the record owners of the Company Common Stock and the number of shares held by each owner and (ii) the names of all holders of warrants to purchase shares of Company Common Stock, the number of shares of Company Common Stock purchasable thereunder and the exercise price(s) therefor. The Company Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable federal and state securities laws. Except as set forth above or on Schedule 5.6, no shares of capital stock of the Company are outstanding; the Company does not have outstanding any securities convertible into or exchangeable for any shares of capital stock, including Company Options, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or known claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; and except with respect to the obligation to purchase the Company Warrants pursuant to a put right held by the Warrantholders with respect to the Company Warrants, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of capital stock. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. True and correct copies of each Company Warrant agreement and the form of Company Warrant thereto has been made available to Parent or its representatives, and such copies are accurate and complete as of the date hereof.

     (b) All of the outstanding shares of capital stock, or membership interests or other ownership interests of, each Subsidiary of the Company, as applicable, is validly issued, fully paid and nonassessable and is owned of record and beneficially by the Company, directly or indirectly. The Company has, as of the date hereof and shall have on the Closing Date, valid and marketable title to all of the shares of capital stock of, or membership interests or other ownership interests in, each Subsidiary of the Company, free and clear of any Liens other than Permitted Liens. Such outstanding shares of capital stock of, or membership interests or other ownership interests in, the Subsidiaries of the Company, as applicable, are the sole outstanding securities of such Subsidiaries; the Subsidiaries of the Company do not have outstanding any securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Subsidiaries, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership interests or other ownership interests in, such Subsidiaries, or any stock or securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Subsidiaries; and neither the Company or any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company.

     Section 5.7. Subsidiaries and Equity Investments. Except as set forth in
Schedule 5.7, the Company and its Subsidiaries do not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities, interests or investments in any other Person other than investments that constitute cash or cash equivalents.

     Section 5.8. Financial Statements; Debt.

     (a) The Company has heretofore made available to Parent (a) copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2005 and 2004, together with the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the periods then ended and the notes thereto, accompanied by the reports thereon of Grant Thornton LLP, (b) copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2006 ("Interim Balance Sheet"), together with the related consolidated unaudited statements of operations, stockholders' equity (deficit), and cash flow for the period then ended, and the notes thereto (all the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (ii) present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its Subsidiaries as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements described in clause
(b) above, to normal year-end audit adjustments consistent with prior periods).

     (b) Since March 31, 2006, as of the date hereof, there has been no material increase in the aggregate amount of Debt outstanding.

     (c) Neither the Company nor any of its Subsidiaries has any off balance sheet arrangement (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act).

     Section 5.9. Absence of Certain Changes or Events.

     (a) Except as set forth in Schedule 5.9, since December 31, 2005, there has not been:

               (i) any Company Material Adverse Effect;

               (ii) any material loss, damage, destruction or other casualty to the assets or properties of either of the Company or any of its Subsidiaries (other than any for which insurance awards have been received or guaranteed);

               (iii) any change in any method of accounting or accounting practice of either of the Company or any of its Subsidiaries except for any such change required by reason of a concurrent change in GAAP; or

               (iv) any loss of the employment, services or benefits of the chief executive officer of the Company and members of the Company's senior management who report directly to such chief executive officer.

     (b) Since December 31, 2005, each of the Company and each of its Subsidiaries has operated in the ordinary course of its business and consistent with past practice and, except as set forth in Schedule 5.9, has not:

               (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice;

               (ii) failed to discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (whether absolute, accrued, contingent or otherwise), other than Permitted Liens and liabilities being contested in good faith and for which adequate reserves have been provided;

               (iii) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its assets, properties or rights;

               (iv) sold or transferred any of its material assets, including any sale, license or lease of any indefeasible rights of use of capacity or infrastructure ("IRUs"), or cancelled any material debts or claims or waived any material rights;

               (v) disposed of any material patents, trademarks or copyrights or any material patent, trademark or copyright applications;

               (vi) defaulted on any material obligation;

               (vii) entered into any transaction material to its business, except in the ordinary course of business and consistent with past practice;

               (viii) granted any material increase in the compensation or benefits of its key employees other than increases in accordance with past practice not exceeding 8% of the key employee's annual base compensation then in effect or entered into any employment, change of control, retention or severance agreement or arrangement with any of them;

               (ix) contractually committed to make any capital expenditure for any periods after the date hereof or additions to property, plant and equipment used in its operations other than ordinary repairs and maintenance in excess of $15,000,000 in the aggregate;

               (x) laid off any significant number of its employees;

               (xi) discontinued the offering of any material services or product;

               (xii) incurred any material obligation or liability for the payment of severance benefits;

               (xiii) declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its capital stock, membership interests or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock, membership interests or other securities, or agreed to do so; or

               (xiv) entered into any agreement or made any commitment to do any of the foregoing.

     Section 5.10. Tax Matters. Except as set forth in Schedule 5.10.

     (a) (i) the Company and each of its Subsidiaries have filed when due all material Tax Returns required by applicable law to be filed with respect to the Company and each of its Subsidiaries; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing;
(iii) all material Taxes owed by the Company and each of its Subsidiaries, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); and (iv) any liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with GAAP;

     (b) there is no material action, suit, proceeding, investigation, audit or claim now pending with respect to the Company or any of its Subsidiaries in respect of any Tax, nor has any material claim for additional Tax been asserted in writing by any taxing authority;

     (c) since March 27, 2002, no claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction;

     (d) (i) there is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any Taxes or file any Tax Returns;
(ii) there has been
no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that is currently in force; (iii) the Federal statute of limitations for tax years of the Company and its Subsidiaries has closed for all years ending prior to January 1, 2002; and (iv) neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters;

     (e) the Company and each of its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

     (f) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

     (g) neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by
Section 355 or Section 361 of the Code;

     (h) there is no Lien, other than a Permitted Lien, affecting any of the assets, properties or rights of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax;

     (i) neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Code [SEC] 1504(a)) filing a consolidated Federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations [SEC] 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

     (j) the Company and its Subsidiaries have neither (i) made, changed or revoked, or permitted to be made, changed or revoked, any material election or method of accounting with respect to Taxes affecting or relating to the Company and its Subsidiaries, nor (ii) entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to the Company and its Subsidiaries; and

     (k) neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.11. Absence of Undisclosed Liabilities. Except as set forth in
Schedule 5.11 or as created pursuant to the terms of this Agreement, neither of the Company or any of its Subsidiaries has any material indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the Interim Balance Sheet other than liabilities as shall have been incurred or accrued in the ordinary course of business since March 31, 2006 and other than obligations under Contracts. Except as shown in the Interim Balance Sheet or in Schedule 5.11, neither of the Company or any of its Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

     Section 5.12. Company Property.

     (a) Schedule 5.12 contains a true and complete description of all real property owned by the Company and its Subsidiaries (the "Owned Real Property") as of the date hereof. The Company has made available to Parent copies of any title insurance policies (together with copies of any documents of recorded listed as exceptions to title on such policies) currently insuring each Owned Real Property and copies of the most recent surveys of the same. The Company and its Subsidiaries have good and valid title to all of the Owned Real Property free and clear of Liens other than Permitted Liens.

     (b) Schedule 5.12 sets forth a list of all leases, licenses, permits, subleases and occupancy agreements, together with all material amendments thereto, in which either of the Company or its Subsidiaries has a leasehold interest or similar occupancy rights, whether as lessor or lessee, and (i) are material to the operation of the Company and its Subsidiaries, taken as a whole, and (ii) involve payments by the Company or its Subsidiaries in excess of $250,000 per year (each, a "Lease" and collectively, the "Leases"; the property covered by Leases under which either of the Company or its Subsidiaries is a lessee is referred to herein as the "Leased Real Property"; the Leased Real Property, together with the Owned Real Property, collectively being the "Company Property"). Neither the Company nor any of its Subsidiaries is a party to any Contract (other than a Lease) with the lessor of any of the Leased Real Properties, which gives such lessor any right to terminate or adversely alter the terms of the Lease to which such lessor is a party. The Company or its Subsidiaries enjoys peaceful and undisturbed possession of, the Leased Real Property pursuant to the Leases. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has made available to Parent with the corresponding Lease. Except as set forth in Schedule 5.12, the transactions contemplated by this Agreement do not require the consent or approval of the other party to the Leases.

     (c) Since December 31, 2004, no Lease has been modified or amended in writing in any way materially adverse to the business of the Company and its Subsidiaries except as set forth on Schedule 5.12 and no party to any Lease has given either of the Company or its Subsidiaries written notice of or, to the Knowledge of the Company, made a claim with respect to any breach or default.

     (d) Except as set forth in Schedule 5.12 and other than with respect to IRUs, co-location, cross-connection, interconnection, entrance facilities or other rights incidental to the provision of services established in the ordinary course of business, none of the Company Property is subject to any option, lease, sublease, license or other agreement granting to any Person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof or to obtain title to all or any portion of such property.

     (e) All material improvements, systems and fixtures on the Company Property are in good operating condition and repair and generally are adequate and suitable in all material respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained. All improvements on the Company Property constructed by or on behalf of the Company or any Subsidiary were constructed, to the Knowledge of the Company, in compliance in all material respects with applicable laws, ordinances and regulations affecting such Company Property.

     Section 5.13. Assets of the Company and its Subsidiaries.

     (a) The assets, properties and rights of each of the Company and its Subsidiaries constitute all of the assets, properties and rights which are used in the operation their business as currently conducted. Except as set forth on
Schedule 5.13(a), there are no material assets, properties, rights or interests of any kind or nature that either of the Company or any of its Subsidiaries has been using, holding or operating in their business prior to the Closing that will not be used, held or owned by each of the Company or its Subsidiaries immediately following the Closing.

     (b) Each of the Company and its Subsidiaries has good and marketable fee simple title, free and clear of any Liens other than Permitted Liens, to, or a valid leasehold interest under enforceable leases in, all of its material assets, properties and rights.

     Section 5.14. Intellectual Property.

     (a) The Company and its Subsidiaries own all right, title and interest in and to, or have valid and enforceable licenses to use, all the Intellectual Property, and such Intellectual Property represents all intellectual property rights necessary for the conduct of their business as and where conducted on the date hereof and on the Closing. The Company and its Subsidiaries are in compliance in all material respects with all licenses relating to the protection of such of the Intellectual Property as it uses pursuant to license or other agreement. To the Knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not conflict with, violate, misappropriate, misuse or infringe any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries: (i) alleging any such conflict, violation, misappropriation, misuse or infringement with any third party's proprietary rights; or (ii) challenging the Company's or its Subsidiaries' ownership or use of, or the validity or enforceability of any Intellectual Property.

     (b) Schedule 5.14(b) sets forth a complete and current list of all registrations, applications or filings pertaining to the Intellectual Property ("Registered Intellectual Property") as of the date hereof and the owner of record, date of application or issuance, and relevant jurisdiction as to each. Except as described in Schedule 5.14(b), all Registered Intellectual Property is owned by the Company and/or its Subsidiaries, free and clear of all Liens other than Permitted Liens. All Registered Intellectual Property is valid, subsisting, unexpired, and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing have been paid. Except as listed in
Schedule 5.14(b), there are no actions that must be taken or payments that must be made by the Company or its Subsidiaries within one hundred eighty
(180) days of the Closing that, if not taken or paid, will adversely affect the Intellectual Property or the right of the Company or its Subsidiaries to use the same as and where used as of the effective date hereof. Except as listed in
Schedule 5.14(b), no Registered Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property.

     (c) Schedule 5.14(c) sets forth a complete list of all license agreements pertaining to Intellectual Property as of the date hereof, except for agreements pertaining to commercially available, off-the-shelf software. Except as set forth in Schedule 5.14(c), the Company and its Subsidiaries are in compliance in all material respects with all agreements pertaining to the Intellectual Property and are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning its rights respecting Intellectual Property nor will the Company or its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any agreement relating to the Intellectual Property. Neither the Company nor its Subsidiaries is in material default of any such agreement.

     (d) Except as set forth in Schedule 5.14(d), neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or its Subsidiaries) of its rights to, or in connection with, any Intellectual Property, which claim is pending. Except as set forth in Schedule 5.14(d), neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in employment policies and agreements, customer agreements, purchase orders or license agreements arising in the ordinary course of business.

     Section 5.15. Software.

     (a) To the Knowledge of the Company, none of the operating and applications computer software programs and databases used by the Company and its Subsidiaries that are material to the conduct of their business (collectively, the "Software"), nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, no claim, suit, action or other proceeding with respect to any such infringement or violation is pending, or to the Knowledge of the Company, threatened.

     (b) The Company and its Subsidiaries have not purchased any material amount of telecommunications equipment without procuring a software license for the imbedded software in such equipment nor is the Company or its Subsidiaries subject to any claim for failing to procure such a license.

     Section 5.16. Licenses and Permits.

     (a) The Company and its Subsidiaries own or possess all right, title and interest in and to each of their respective material licenses, permits, franchises, registrations, authorizations and approvals issued or granted to any of the Company or its Subsidiaries by any Governmental Entity (the "Licenses and Permits") and has taken all necessary action to maintain such Licenses and Permits. Each License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of the Company, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the business of the Company and its Subsidiaries, and none of the operations of the Company or its Subsidiaries are being conducted in a manner that violates in any material respects any of the terms or conditions under which any License and Permit was granted.

     (b) The operations of the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of the Communications Act of 1934, as amended, applicable state law and the published rules, regulations, and policies promulgated by any Governmental Entity, and neither the Company nor its Subsidiaries have done anything or failed to do anything which reasonably could be expected to cause the loss of any License or Permit.

     (c) Other than those listed on Schedule 5.16, no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or proceeding seeking to revoke, reconsider the grant of, cancel, suspend, or modify any of the Licenses or Permits of the Company or its Subsidiaries is pending or, to the Knowledge of the Company, threatened before any Governmental Entity. No notices have been received by and, no claims have been filed against the Company or its Subsidiaries alleging a failure to hold any requisite permits, regulatory approvals, licenses and other authorization.

     Section 5.17. Compliance with Law. Except as set forth in Schedule 5.17, the operations of the business of the Company and its Subsidiaries have been conducted in accordance in all material respects with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over such entity and its assets, properties and operations. Except as set forth in Schedule 5.17, since January 1, 2005, none of the Company or its Subsidiaries has received notice of any material violation (or any investigation with respect thereto) of any such law, regulation, order or other legal requirement, and none of the Company or its Subsidiaries is in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to any of its assets, properties or operations.

     Section 5.18. Litigation. Except as set forth in Schedule 5.18, there are no material claims, actions, suits, proceedings, subpoenas or, to the Knowledge of the Company, investigations (each, an "Action") pending or, to the Knowledge of the Company, threatened, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Company or its Subsidiaries or any of their officers, directors, members, managers, employees, agents or Affiliates involving, affecting or relating to the Company or its Subsidiaries, the assets, properties or rights of any of the Company and its Subsidiaries or the transactions contemplated by this Agreement. There is no material judgment, decree, injunction, rule or order of any Governmental Entity or before any arbitrator of any nature outstanding, or to the Knowledge of the Company, threatened, against either of the Company or its Subsidiaries.

     Section 5.19. Contracts.

     (a) Schedule 5.19(a) sets forth a complete and correct list of all Contracts as of the date hereof.

     (b) Each Contract is valid, binding and enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, against the other parties thereto in accordance with its terms, and in full force and effect. Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of the Company, no other party to any Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to Parent or its representatives true and complete originals or copies of all the Contracts.

     (c) A "Contract" means any agreement, contract or commitment, oral or written, to which either of the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound constituting:

               (i) one of the 25 largest (by revenue generated for the Company and its Subsidiaries in 2005) contracts or agreements for (A) the sale, license (as licensor) or lease (as lessor) by the Company or any of its Subsidiaries of services, products, Intellectual Property rights or other assets to any third party or (B) a contract or agreement relating to the sale, license or lease by the Company or any of its Subsidiaries of any IRUs (the Contracts set forth in subsection
          (A) and (B) collectively, the "Customer Contracts");

               (ii) a contract or agreement for the purchase, license (as licensee) or lease (as lessee) by the Company or any of its Subsidiaries of services, materials, products, personal property, supplies, Intellectual Property rights or other assets from any supplier or vendor or for the furnishing of services to the Company or any of its Subsidiaries reasonably expected to involve total payments in excess of $2,000,000 in 2006 (the "Vendor Contracts");

               (iii) a peering agreement of the Company and its Subsidiaries;

               (iv) a mortgage, indenture, security agreement, guaranty, pledge and other agreement or instrument relating to the borrowing of money or extension of credit (other than accounts receivable or accounts payable in the ordinary course of business and consistent with past practice);

               (v) an employment, change of control, retention, severance or material consulting agreement;

               (vi) a joint venture, partnership or limited liability company agreement with third parties;

               (vii) a non-competition agreement or any other agreement or obligation which purports to limit in any material respect (i) the manner in which, or the localities in which, the business of the Company or its Subsidiaries may be conducted or (ii) the ability of either of the Company or its Subsidiaries to provide any type of service presently conducted by the Company or its Subsidiaries;

               (viii) an agreement containing any exclusivity clause, most-favored-nations clause, benchmarking clause or marked-to-market pricing provision;

               (ix) a Lease;

               (x) an agreement limiting or restricting the ability of either of the Company or its Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;

               (xi) an agreement requiring capital expenditures in excess of $1,000,000; or

               (xii) any other material agreement not in the ordinary course of the business of the Company and its Subsidiaries.

     (d) All of the peering arrangements or agreements of the Company and its Subsidiaries are terminable by the Company or its Subsidiaries on 90 days' prior notice without liability or obligation to the Company or its Subsidiaries.

     Section 5.20. Employee Plans.

     (a) Schedule 5.20(a) sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other material employee benefit programs, policies, arrangements or payroll practices, including, without limitation, any such programs, policies, arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees the Company and its Subsidiaries (the "Employee Benefit Plans"), and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained or sponsored by the Company or any trade or business (whether or not incorporated) which is or since the effective date of the reorganization contemplated by the Modified Third Amended Joint Plan of Reorganization dated as of April 7, 2004 (the "Plan Effective Date") has been under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code (an "ERISA Affiliate") or to which the Company or any ERISA Affiliate has contributed or has since the Plan Effective Date been obligated to contribute thereunder (the "Pension Plans").

     (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been made available to Parent, to the extent applicable: (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years; (iii) the most recent IRS determination letter; (iv) the most recent summary plan descriptions, annual reports and material modifications; (v) the most recent actuarial report, if any; and (vi) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

     (c) None of the Employee Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan") or subject to Title IV of ERISA or Section 412 of the Code.

     (d) Each Pension Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Pension Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums required to have been paid under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension).

     (f) To the Knowledge of the Company, there has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

     (g) Except as set forth on Schedule 5.20(g), there are no pending actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation or administration of such plans or the investment of plan assets (other than routine benefit claims), nor does the Company have Knowledge of facts which could form the basis for any such claim or lawsuit. No Employee Benefit Plan has been the subject of an audit, investigation or examination by any Governmental Entity to the Knowledge of the Company.

     (h) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any

"party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code pursuant to which the tax or penalty could be material. Except as set forth on Schedule 5.20(h), no stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan.

     (i) Except as set forth on Schedule 5.20(i) hereto, none of the Employee Benefit Plans provide retiree life or retiree health benefits except as may be required under COBRA or any similar state or local law.

     (j) Except as set forth on Schedule 5.20(j) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or together with the occurrence of subsequent events (i) increase any benefits otherwise payable under any Employee Benefit Plan; (ii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan or Contract to any employee; or
(iii) fail to be deductible by reason of Section 280G of the Code.

     (k) No Contract, Employee Benefit Plan, warrant or other compensatory or equity-based arrangement with any employee, officer or director of the Company contains any provision requiring the Company to pay on behalf of, or otherwise reimburse, any such individual for any income or excise taxes due by such individual upon payment of any benefits by the Company, other than any such obligations as required by applicable laws or regulations.

     (l) This Section 5.20 shall constitute the sole and exclusive representation and warranty regarding ERISA, Employee Benefit Plans, Multiemployer Plans and Pension Plans.

     Section 5.21. Insurance. Schedule 5.21 lists the material surety bonds, fidelity bonds as well as the insurance companies, policy numbers, aggregate coverage amount and type, and deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring each of the Company and its Subsidiaries and their assets, properties and operations. The Company has made available a true, complete and accurate copy of all such policies and bonds to Parent. Except as set forth in
Schedule 5.21, all such policies and bonds are in full force and effect. None of the Company or its Subsidiaries is in material default under any provisions of any such policy of insurance nor has any of the Company or its Subsidiaries received notice of cancellation of or cancelled any such insurance. For all material claims made under such policies and bonds, the Company and its Subsidiaries have timely complied with any applicable notice provisions.

     Section 5.22. Transactions with Directors, Officers, Managers, and Affiliates. Except as set forth in Schedule 5.22, none of the Company or its Subsidiaries is a party to any agreement or arrangement with any of the directors, officers, managers, members, partners or stockholders of the Company or its Subsidiaries or, to the Knowledge of the Company, any Affiliate (other than the Company or any of its Subsidiaries) or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person);
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person;
(v) pays or receives commissions, rebates or other payments; (vi) lends or borrows money or (vii) provides or receives any other material benefit. To the Knowledge of the Company, since the Plan Effective Date, none of the directors, officers, managers, members or stockholders of the Company or its Subsidiaries, or any family member of any of such Persons, has been a director, officer, manager or member of, or has had any direct or indirect interest in, any Person which during such period has been a customer of the Company or its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company and its Subsidiaries. No Affiliate of the Company and its Subsidiaries (other than the Company and its Subsidiaries) owns or has any rights in or to any of the assets, properties or rights used by the Company and its Subsidiaries in the ordinary course of their businesses.

Section 5.23. Suppliers and Customers.

     (a) Schedule 5.23(a) sets forth a list of the top twenty-five (25) suppliers, by dollar amount paid by the Company and its Subsidiaries (taken together), for the fiscal year of the Company ended December 31, 2005, from whom the Company or any of its Subsidiaries has purchased goods and/or services. No such supplier has expressed in writing or verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

     (b) Schedule 5.23(b) sets forth a list of the top twenty-five (25) customers, by revenue derived by the Company and its Subsidiaries (taken together), for the fiscal year of the Company ended December 31, 2005, to whom the Company or any of its Subsidiaries has sold goods and/or services. To the Knowledge of the Company, no such customer has expressed in writing or verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

     Section 5.24. Labor Matters.

     (a) Except as set forth in Schedule 5.24(a): (i) neither the Company nor any of its Subsidiaries is a party to any outstanding employment agreements or contracts with officers, managers or employees of either of the Company or its Subsidiaries that are not terminable at will; (ii) neither the Company nor any of its Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination, change of control or severance pay to salaried, non-exempt or hourly employees of such company (other than as required by law);
(iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to its employees nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees since the Plan Effective Date; and (iv) neither the Company nor any of its Subsidiaries is a party to any material consulting agreements with any Person providing services to the Company or any of its Subsidiaries.

     (b) Except as set forth in Schedule 5.24(b): (i) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers' compensation and terms and conditions of employment; (ii) there are no charges with respect to or relating to either of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (iii) since the Plan Effective Date, neither the Company nor any of its Subsidiaries has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either of the Company or its Subsidiaries and no such investigation is in progress.

     (c) Since the Plan Effective Date, and except as set forth on Schedule 5.24(c), there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law ("WARN") with respect to the current or former employees of the Company or its Subsidiaries.

     (d) Except as set forth on Schedule 5.24(d), neither the Company nor any of its Subsidiaries has any severance plan or severance obligation with respect to its employees.

     Section 5.25. Environmental Matters.

     (a) Each of the Company and its Subsidiaries is, and has been, prior to that date was, in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental or regulatory authorities relating to pollution, to the protection of the environment or to natural resources ("Environmental Laws"). Each of the Company and its Subsidiaries has in effect all material licenses, permits and other authorizations required under all Environmental Laws and is in compliance in all material respects with all such licenses, permits and authorizations.

     (b) The Company and its Subsidiaries have not received any notice of violation or potential liability under any Environmental Laws from any Person or any Governmental Entity inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of the Company or its Subsidiaries which would be reasonably expected to result in the Company or any of its Subsidiaries incurring material liability under Environmental Laws. None of the Company or its Subsidiaries is subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries under any Environmental Law which would reasonably be expected to result in the Company or any of its Subsidiaries incurring material liability under Environmental Laws. None of the Company or its Subsidiaries has entered into any agreement pursuant to which the Company or its Subsidiaries has assumed or will assume any liability under Environmental Laws, including without limitation, any obligation for costs of remediation, of any other Person.

     (c) To the Knowledge of the Company, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law, ("Hazardous Material"), on, at or beneath any of the Company Property or other properties currently or previously owned or operated by the Company or its Subsidiaries or any surface waters or groundwater's thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by the Company, or which would be expected to give rise to any other material liability or damages to the Company or its Subsidiaries under any Environmental Laws.

     (d) None of the Company or its Subsidiaries has arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or reasonably would be expected to give, rise to any material liability for any damages or costs of remediation.

     (e) The Company has made available to Parent copies of all environmental studies, investigations, reports or assessments concerning the Company, its Subsidiaries, the Company Property and any owned real property currently or previously owned or operated by the Company or its Subsidiaries.

     (f) This Section 5.25 shall constitute the sole and exclusive representations and warranties regarding Environmental Laws, Hazardous Materials and environmental matters.

     Section 5.26. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby other than Merrill Lynch, Pierce, Fenner & Smith Incorporated and Houlihan, Lokey, Howard & Zukin, Inc ("HLHZ"). The Company has delivered a letter to Parent from each such financial advisor setting forth its fees and expenses in connection with the transactions contemplated by this Agreement.

     Section 5.27. Network Operations.

     (a) Except as set forth on Schedule 5.27(a) the network of the Company and its Subsidiaries, taken as a whole, is in good working condition and is without any material defects for purposes of operating the business of the Company and its Subsidiaries as operated by the Company and its Subsidiaries.

     (b) Company and its Subsidiaries have good and valid title to approximately 6,943 route-miles and approximately 555,773 fiber-miles of fiber in each of the metropolitan areas set forth on Schedule 5.27(b), and have indefeasible rights to use (or lease) approximately 4,919 route-miles and approximately 108,820 fiber-miles of fiber in each of the metropolitan areas set forth on Schedule 5.27(b).

     (c) Company and its Subsidiaries have good and valid title to approximately 739 route-miles and approximately 14,327 fiber-miles of fiber between the city pairs set forth on Schedule 5.27(c), and have indefeasible rights to use approximately 9,937 route-miles (including 72 route-miles leased from Sunesys) and approximately 70,161 fiber-miles of fiber (including 288 fiber-miles leased from Sunesys) between the city pairs set forth on Schedule 5.27(c) (including the names of the respective fiber vendors).

     (d) The Company and its Subsidiaries have good and valid title to the switches listed on Schedule 5.27(d) and that each such switch is in good operating condition and repair, free from all material defects, subject only to normal wear and tear.

     Section 5.28. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the DGCL, including Section 203 of the DGCL, will not apply to the Merger and the other transactions contemplated by this Agreement. No other "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's Organizational Documents is, or at the Effective Date will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

     Section 5.29. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of HLHZ, dated as of the date hereof, to the effect that, as of such date, the Aggregate Merger Consideration to be received by the holders of the Company Capital Stock and holders of Company Warrants pursuant to the Merger is fair from a financial point of view to the holders of such capital stock. A written copy of such opinion has been delivered to Parent. HLHZ is an "Independent Financial Expert" as defined in that certain Warrant Agreement, dated as of April 8, 2004, between the Company and Wells Fargo Bank, N.A., as warrant agent.

     Section 5.30. Bankruptcy Claims. Other than as set forth on Schedule 5.30, there is no action, suit, proceeding or claim now pending with respect to the Company or any of its Subsidiaries related to the Company's (or its predecessor's) prior bankruptcy proceedings. All claims asserted by creditors of the Company (or its predecessor) in connection with the Company's (or its predecessor's) prior bankruptcy proceedings have been either satisfied or discharged and all securities of the Company to be distributed under the Company's (or its predecessor's) plan of reorganization have been made.

     Section 5.31. No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company with respect to the Company and its Subsidiaries.

                                  ARTICLE VI.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     Section 6.1. Organization. Each of Parent and Merger Sub is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted.

     Section 6.2. Qualification to Do Business. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Parent Material Adverse Effect.

     Section 6.3. No Conflict or Violation. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and will not (i) violate or conflict with any provision of any Parent Organizational Documents or the organizational documents of Merger Sub, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity, (iii) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either Parent or Merger Sub or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which Parent or Merger Sub is a party or by which it is are bound or to which any of its properties or assets is subject, except in each case with respect to clauses
(iii) and (iv), for any such violations that would not have a Parent Material Adverse Effect.

     Section 6.4. Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub of their obligations hereunder, except for (i) the filing of Notification and Report Form under the HSR Act, (ii) the filing of the Registration Statement with the SEC,
(iii) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Schedule 6.4 and (iv) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     Section 6.5. Authorization and Validity of Agreement. Parent and Merger Sub have all requisite corporate or company power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the performance of Parents and Merger Sub's obligations hereunder have been duly authorized by all necessary corporate or company action of Parent and Merger Sub, and no other corporate or company proceedings on the part of Parent and Merger Sub are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Parent and Merger Sub and, assuming due execution and delivery by the Company, shall constitute their valid and binding obligation, enforceable against them in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     Section 6.6. Capitalization and Related Matters.

     (a) As of April 13, 2006, Parent's capital stock consists of (a) 1.5 billion authorized shares of Parent Common Stock, 846,580,967 shares of which are outstanding and (b)

10,000,000 authorized shares of preferred stock, par value $0.01 per share, none of which were outstanding. Except as set forth on Schedule 6.6 hereto or in the Parent SEC Reports, as of April 13, 2006, (i) neither Parent nor any of its Subsidiaries has outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock of Parent, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of Parent, or any stock or securities convertible into or exchangeable for any capital stock of Parent other than those issued under employee benefit plans of Parent; and (ii) neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of Parent. All of the outstanding shares of Parent Common Stock have been duly and validly issued and are fully paid and non-assessable. As of the Closing, the Aggregate Share Consideration will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, the Aggregate Share Consideration will be validly issued, fully paid and non-assessable securities of Parent.

     (b) All of the outstanding membership interests of Merger Sub are owned of record and beneficially by Parent, directly or indirectly.

     Section 6.7. SEC Filings.

     (a) Parent and its Subsidiaries have filed each report and definitive proxy statement (together with all amendments thereof and supplements thereto) required to be filed by Parent or any of its Subsidiaries pursuant to the Exchange Act with the SEC since January 1, 2005 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"). As of their respective dates, after giving effect to any amendments or supplements thereto, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

     Section 6.8. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Parent in connection with this Agreement or the transactions contemplated hereby other than Morgan Stanley & Co. Incorporated.

     Section 6.9. Sufficiency of Funds. Parent has and will have, at the Closing, sufficient funds available to pay the Aggregate Cash Consideration.

     Section 6.10. Tax Matters. Neither Parent nor any of its Subsidiaries, including Merger Sub, has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.11. No Other Representations or Warranties. Except for the representations and warranties contained in this Article VI, none of Parent, Merger Sub or any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub with respect to Parent and its Subsidiaries.

                                  ARTICLE VII.

                            COVENANTS OF THE COMPANY.

                  The Company hereby covenants as follows:

     Section 7.1. Conduct of Business Before the Closing Date.

     (a) Without the prior written consent of Parent, between the date hereof and the Closing Date, the Company shall not, and shall not permit its Subsidiaries to, except as required or expressly permitted pursuant to the terms hereof:

               (i) make any material change in the conduct of its businesses or enter into any transaction other than in the ordinary course of business and consistent with past practices;

               (ii) make any change in any of its organizational documents; issue any additional shares of capital stock (other than upon the exercise of warrants to purchase shares of Company Common Stock outstanding on the date hereof, membership interests or partnership interests or other equity securities or grant any option, warrant or right to acquire any capital stock, membership interests or partnership interests or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock, membership interests or partnership interests or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) make any sale, assignment, transfer, abandonment, sublease, assignment or other conveyance of its assets, Company Property or rights or any part thereof, including granting or entering into any IRUs, other than dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business and consistent with past practice;

               (iv) subject any of its assets, properties or rights or any part thereof, to any Lien or suffer such to exist other than Permitted Liens;

               (v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership interests or partnership interests or other ownership interests of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests;

               (vi) acquire, lease or sublease any material assets, raw materials or properties (including any real property), or enter into any other transaction, other than in the ordinary course of business and consistent with past practice;

               (vii) enter into any new (or amend any existing to increase benefits) employee benefit plan, program or arrangement or any new (or amend any existing to increase benefits) employment, severance, change of control or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except as otherwise provided pursuant to the terms of any plan or agreement, as required by law, to the extent necessary to avoid imposition of any taxes under Section 409A or Section 4999 of the Code and for increases in compensation to employees in accordance with pre-existing contractual provisions and/or consistent with past practice;

               (viii) contractually commit to make capital expenditures for any post-Closing period in excess of $20,000,000 in the aggregate;

               (ix) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

               (x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained;

               (xi) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write off as uncollectible any accounts receivable except in the ordinary course of business and consistent with past practice;

               (xii) make or change any material Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the

          Company or any of its Subsidiaries, or take any other similar action relating to the filing of any material Tax Return or the payment of any material Tax;

               (xiii) settle, release or forgive any material claim or litigation or waive any right thereto which has not been properly reserved on the books of the Company or its Subsidiaries;

               (xiv) make, enter into, modify, amend in any manner that would be reasonably expected to have an adverse effect on the Company and its Subsidiaries, taken as a whole, or terminate, or waive any right or remedy under, any Contract, bid or expenditure, where such Contract, bid or expenditure is for a Contract entailing payments in excess of $500,000;

               (xv) lend money to any Person or incur or guarantee any indebtedness for borrowed money or enter into any capital lease obligation, except for borrowings in the ordinary course of business and consistent with past practice under the Company's existing lines of credit not to exceed $15,000,000 in the aggregate outstanding at any one time above the amount outstanding thereunder as of the date hereof and in connection with capital leases in an amount not to exceed $2,000,000 in the aggregate outstanding at any one time above the aggregate amount outstanding under the Company's capital leases as of the date hereof; or

               (xvi) commit to do any of the foregoing.

     (b) From and after the date hereof and until the Closing Date, the Company shall and shall cause its Subsidiaries to:

               (i) continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practice in a condition suitable for their current use;

               (ii) file, when due or required, all material Tax Returns and other material reports required to be filed and pay when due all material Taxes lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct its business in the ordinary course and consistent with past practice;

               (iv) keep its books of account, files and records in the ordinary course and in accordance with existing practice;

               (v) use commercially reasonable efforts to preserve intact its operations, organization and reputation, keep available the services of its present officers and key employees and preserve the goodwill and business relationships of its customers; and

               (vi) use commercially reasonable efforts to continue to spend the amounts under the Vendor Contracts at rates and consistent with past practice and in a manner that will ensure that no penalty or shortfall payment will be assessed against the Company or its Subsidiaries during the 12 months after the Closing.

     Section 7.2. Consents and Approvals. The Company shall, and shall cause its Subsidiaries to, (a) use its commercially reasonable efforts to obtain all necessary material consents, waivers, authorizations and approvals of all Governmental Entities, and of all other Persons, required in connection with the execution, delivery and performance by the Company of this Agreement, and (b) diligently assist and cooperate with Parent and Merger Sub in preparing and filing all documents required to be submitted by Parent and Merger Sub to any Governmental Entities, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by Parent and Merger Sub in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Parent and Merger Sub all information concerning the Company and is Subsidiaries that counsel to Parent determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization or approval).

     Section 7.3. Access to Properties and Records. The Company shall, and shall cause its Subsidiaries to, afford to Parent, and to the accountants, counsel and representatives of Parent, reasonable access (subject to restrictions imposed by law) during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article XIII hereof) to all personnel, properties, books, contracts, commitments and files and records (including, but not limited to, Tax Returns, correspondence with accountants) and all other records or work papers relating to Taxes and Tax Returns of the Company and, during such period, shall furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, provided that no investigation or receipt of information pursuant to this Section 7.3 shall qualify any representation or warranty of the Company or the conditions to the obligations of Parent and Merger Sub.

     Section 7.4. Negotiations. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article XIII hereof, the Company shall not, and shall not permit or cause any of its Subsidiaries, the officers and directors of the Company, Affiliates or any Persons acting on behalf of the Company or any its Subsidiaries to, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or group (other than Parent or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock, membership interests or partnership interests or similar transaction involving the Company or its Subsidiaries or any other transaction inconsistent with the transactions contemplated hereby. The Company shall promptly communicate to Parent any inquiries or communications concerning any such transaction which the Company or its Subsidiaries may receive or of which the Company or its Subsidiaries may become aware.

     Section 7.5. Meeting of or Written Consent of Stockholders of the Company. Following the execution of this Agreement, the Company shall promptly take all action necessary in accordance with the DGCL and the Company Organizational Documents, for the purpose of approving this Agreement and the transactions contemplated hereby, to convene a meeting of the Company's securityholders or to obtain the consent of the Company's securityholders by written action in lieu of a meeting.

     Section 7.6. Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby. In addition, upon the prior written request of Parent, the Company shall prepare and deliver prepayment notices with respect to the prepayment of certain outstanding indebtedness of the Company as specified in such Parent request on and as of the Effective Date.

     Section 7.7. Notice of Breach. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article XIII hereof, the Company shall promptly give written notice with particularity upon having Knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

     Section 7.8. Drag-Along Notice. The Company shall cause a written notice (the "Drag-Along Notice") to be delivered, promptly after the date hereof, by Stockholders owning at least 51% of the issued and outstanding Company Common Stock to all other holders of Company Common Stock or securities exercisable for Company Common Stock in accordance with Section 7.7 of the Amended and Restated Certificate of Incorporation of the Company. The Company shall take all other actions necessary to cause the Company Warrants not exercised prior to the Effective Time to be cancelled upon the Effective Time.

     Section 7.9. Affiliate Letter. The Company shall deliver on the date hereof a letter to Parent identifying all persons who, to the Knowledge of the Company, are "affiliates" of the Company for purposes of Rule 145 under the Securities Act.

                                 ARTICLE VIII.

                       COVENANTS OF PARENT AND MERGER SUB.

     Section 8.1. Consents and Approvals. Parent shall (a) use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Entities, including, but not limited to, SEC declaring effective the Registration Statement, and of all other Persons, required in connection with the execution, delivery and performance by Parent of this Agreement, (b) not enter into, or permit any of its Subsidiaries to enter into, any other acquisition transaction that would materially impede or delay obtaining such consents and (c) diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Entities, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Company in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning Parent that counsel to the Company determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization or approval). Notwithstanding anything herein to the contrary, Parent shall not be required to agree to any terms, conditions, modifications with respect to obtaining any consents, permits, waivers, approvals, authorizations or orders in connection with the Merger or the consummation of the transactions contemplated by this Agreement that would result in, or would reasonably likely to result in, either individually or in the aggregate, (i) a material adverse effect on the business or operations of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole (assuming Parent is the size of the Company and its Subsidiaries, taken as a whole), or (ii) Parent, the Company or any of their respective Subsidiaries having to cease, sell or otherwise dispose of any assets of business (including the requirement that any such assets or businesses be held separate).

     Section 8.2. Employee Benefits.

     (a) On and following the Closing, Parent shall, or will cause the Surviving Company to maintain, without interruption, employee benefit plans, programs and policies and fringe benefits that will provide benefits to the employees of Company and its Subsidiaries who continue their employment with the Surviving Company or who become employees of Parent or any subsidiary of Parent ("Continuing Employees") that are, in the aggregate, not less favorable than those currently provided to such employees by the Company and its Subsidiaries. Continuing Employees shall be given credit for all service with the Company and its Subsidiaries (and their respective predecessors) (or service credited by the Company and its Subsidiaries for similar plans, programs or policies) under all employee benefit and fringe benefit plans, programs and policies of the Parent or its affiliates in which they become participants for purposes of eligibility, vesting and level of benefits (except to the extent such service credit will result in benefit accrual under any defined benefit pension plans or otherwise result in a duplication of benefits).

     (b) If a Continuing Employee becomes eligible to participate in any medical, dental or health plan of the Parent or any of its affiliates, Parent shall cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company (the "Company Welfare Plans") and (B) honor any deductible and out-of-pocket expenses incurred such employee and his or her beneficiaries under the Company Welfare Plans during the portion of the applicable plan year preceding the Closing. If such Continuing Employee becomes eligible to participate in a group term life insurance plan maintained by the Parent or any of its affiliates, Parent shall cause such plan to waive any medical certification for such employee up to the amount of coverage the employee had under the life insurance plan of the Company.

     (c) Except as provided in this Section 8.2, nothing in this Agreement shall limit or restrict the right of Parent or any of its Subsidiaries to modify, amend, terminate or establish employee benefit plans or arrangements, in whole or in part, at any time after the Effective Date.

     (d) No provision of this Section 8.2 shall create any third party beneficiary rights in any Continuing Employee or any current or former director or consultant of the

Company or its Subsidiaries located in the United States in respect of continued employment (or resumed employment) or any other matter.

     Section 8.3. Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     Section 8.4. Indemnification Continuation.

     (a) For purposes of this Section 8.4, (i) "Indemnified Person" shall mean any person who is now, or has been at any time prior to the Effective Date, an officer or director of the Company or who was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise, and can provide evidence thereof to Parent acceptable to Parent in its sole discretion and (ii) "Proceeding" shall mean any claim, action, suit, proceeding or investigation.

     (b) From and after the Effective Date, Parent shall, or Parent shall cause the Surviving Company, to provide indemnification to each Indemnified Person to the same extent and under similar conditions and procedures as such Indemnified Person is entitled on the date hereof in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Date. An Indemnified Person shall repay the Surviving Company for any expenses incurred by Surviving Company in connection with the indemnification of such Indemnified Person pursuant to this Section 8.4 if it is ultimately be determined that such Indemnified Person did not meet the standard of conduct necessary for indemnification by the Surviving Company.

     (c) Parent shall, or shall cause the Surviving Company to, provide or maintain in effect for six years from the Effective Date (the "Tail Period"), through the purchase of run-off coverage or otherwise, directors' and officers' liability insurance covering the Indemnified Persons who are covered by the directors' and officers' liability insurance policy provided for directors and officers of the Company and its Subsidiaries as of the date hereof (the "Existing Policy") on terms (other than with respect to minimum aggregate limits of liability for directors' and officers' liability insurance coverage) comparable to the Existing Policy and such coverage shall contain minimum aggregate limits of liability for directors' and officers' liability insurance for the Indemnified Persons of at least $25,000,000 and deductibles no larger than those customary for such type of insurance coverage; provided, however, that in no event shall the Surviving Company be required to expend in excess of 150% thereof in aggregate premiums for such insurance coverage with respect to the Tail Period, and if the premiums of such insurance coverage exceed such amount, the Surviving Company shall be obligated to maintain or obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (d) The provisions of this Section 8.4 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                                  ARTICLE IX.

                      ADDITIONAL COVENANTS OF THE PARTIES.

     Section 9.1. Consummation of the Merger. Parent shall cause Merger Sub to perform all of its obligations in connection with this Agreement.

     Section 9.2. Registration Statement.

     (a) Within thirty (30) days of the date hereof, Parent shall prepare and file with the SEC a registration statement and information statement on Form S-4 (together with all amendments and supplements thereto, the "Registration Statement"), in connection with the registration under the Securities Act of (i) the Aggregate Share Consideration to be issued to the Stockholders and Warrantholders pursuant to the Merger and (ii) the resale of the portion of the Aggregate Share Consideration received in the Merger by the Stockholders set forth on Schedule 9.2. The Registration Statement shall contain a resale prospectus for the benefit of such Stockholders of the Company as selling stockholders. Each of Parent and the Company shall promptly furnish all information concerning itself (including, without limitation, opinions of counsel with respect to the tax disclosure contained therein or as to the matters described in Item 601(b)(5) of Regulation S-K under the Securities Act) as the other may reasonably request in connection with such actions and the preparation of the Registration Statement. The Company shall use commercially reasonable efforts to cause each Stockholder to furnish all information concerning itself as Parent may reasonably request in connection with the preparation of the Registration Statement. Parent shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing thereof. Parent shall use reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the resale prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and free from any material misstatement or omission to state a material fact. Parent shall keep the Registration Statement effective until the earlier of one year after the Effective Date or the final sale by the selling stockholders of all shares of Parent Common Stock registered on the Registration Statement, but in any event at least so long as is necessary to consummate the Merger.

     (b) Parent shall make, and the Company shall cooperate in, all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and applicable state securities and "blue sky" laws. Parent will advise the Company, promptly after it receives notice thereof, of oral or written comments by the SEC with respect to the Registration Statement, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Aggregate Share Consideration issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment to the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Parent will provide the Company with copies of any comments to the Registration Statement received from the SEC and shall consult with the company in connection with the preparation of written responses to such comments.

     (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Date, Parent or the Company should discover any information relating to either party, or any of their respective Affiliates, directors or officers, that should be set forth in an amendment or supplement to the Registration Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC.

     (d) Parent shall use all reasonable best efforts to cause shares of Parent Common Stock representing the Aggregate Share Consideration to be approved for quotation or listing, as the case may be, on the Nasdaq National Market System (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

     Section 9.3. Confidentiality. The Parties shall comply with, and shall cause their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives to comply with, all of their respective obligations under that certain Confidentiality Agreement, dated January 23, 2006 (the "Confidentiality Agreement"), between the Company and Parent.

     Section 9.4. Reorganization.

     (a) The Parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and will report it as such for federal, state and local income tax purposes. None of the Parties will knowingly take any action or fail to take any action, which action or failure to act would cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code and the regulations promulgated thereunder.

     (b) Each of the Company and Parent shall use its reasonable best efforts to provide the officers' certificates and to obtain the opinions referred to in Sections 11.6 and 12.11 hereto, respectively.

     (c) The parties agree that Merger Sub shall be treated as a disregarded entity for U.S. federal income tax purposes and agree not to take any action that would be inconsistent with such treatment.

                                   ARTICLE X.

                                MUTUAL CONDITIONS

     The respective obligation of each Party to effect the Merger is subject to the satisfaction or written waiver at or prior to the Closing Date of each of the following conditions:

     Section 10.1. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Date. The Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Date.

     Section 10.2. Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order and no proceeding shall be pending or threatened by the SEC, and all state securities and "blue sky" authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect.

     Section 10.3. Stockholder Approval. This Agreement and the Merger and the transactions contemplated hereby and thereby shall have been approved and adopted by the Stockholders by the Required Merger Stockholder Vote.

     Section 10.4. HSR Act. All applicable waiting periods (and extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     Section 10.5. FCC Approvals. All approvals from the Federal Communications Commission required to consummate the transactions contemplated by this Agreement have been obtained and are in full force and effect on the Closing Date.

     Section 10.6. Authorized Shares. The stockholders of Parent shall have approved an amendment to the Parent Organizational Documents increasing the total number of shares of Parent Common Stock that Parent is authorized to issue such that a sufficient number of shares of Parent Common Stock may be issued as Aggregate Share Consideration.

                                  ARTICLE XI.

               CONDITIONS PRECEDENT TO PERFORMANCE BY THE COMPANY.

     The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company in writing in its sole discretion:

     Section 11.1. Representations and Warranties of Parent and Merger Sub. (i) Each of the representations and warranties of Parent and Merger Sub (other than the representations and warranties contained in Section 6.6 hereto) contained in this Agreement (read without any materiality qualifications) shall be true and correct as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), other than such failures to be true and correct that would not result in a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 6.6 hereto shall be true and correct in all material respects as of the Closing Date, and with respect to each of clause (i) and (ii), the Company shall have received a certificate to that effect dated the Closing Date and signed by any Senior or Executive Vice President of Parent and Merger Sub.

     Section 11.2. Performance of the Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required under this Agreement to be performed by Parent and Merger Sub on or before the Closing Date, and the Company shall have received a certificate to that effect dated the Closing Date and signed by any Senior or Executive Vice President of Parent and Merger Sub.

     Section 11.3. No Parent Material Adverse Effect. During the period from the date hereof to the Closing Date, there shall not have been a Parent Material Adverse Effect.

     Section 11.4. Opinion of Counsel. The Company shall have received a favorable opinion, dated as of the Closing Date, from Willkie Farr & Gallagher LLP, counsel to Parent, in form and substance reasonably satisfactory to the Company and its counsel and substantially in the form attached hereto as Exhibit A.

     Section 11.5. Share Listing. The Parent Common Stock to be issued as Aggregate Share Consideration shall have been approved for quotation or listing, as the case may be, on the Nasdaq National Market System (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

     Section 11.6. Tax Opinion. The Company shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, substantially in the form attached hereto as Exhibit C, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that the Company and Parent will be each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated the Effective Date. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits E and F hereto, respectively.

                                  ARTICLE XII.

          CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT AND MERGER SUB.

     The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived in writing by Parent and Merger Sub in their sole discretion:

     Section 12.1. Representations and Warranties of the Company. (i) Each of the representations and warranties of the Company contained in this Agreement (read without any materiality) shall be true and correct as of the Closing Date (except to the extent such representation and warranties speak as of an earlier date), other than such failures to be true and correct that would not result in a Company Material Adverse Effect and (ii) the representations and warranties of the Company contained in Section 5.6 hereof, shall be true and correct in all material respects as of the Closing Date, and with respect to clauses (i) and
(ii), Parent shall have received a certificate to that effect dated the Closing Date and signed by the President and the Chief Financial Officer of the Company.

     Section 12.2. Performance of the Obligations of the Company. The Company shall have performed in all material respects all material obligations required under this Agreement to be performed by it on or before the Closing Date, and Parent shall have received a certificate to that effect dated the Closing Date and signed by the President and Chief Financial Officer of the Company.

     Section 12.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any Person required in connection with the execution, delivery and performance of this Agreement and set forth on Schedule 12.3 shall have been duly obtained and shall be in full force and effect on the Closing Date.

     Section 12.4. No Company Material Adverse Effect. During the period from the date hereof to the Closing Date, there shall not have been a Company Material Adverse Effect.

     Section 12.5. Opinion of Counsel. Parent shall have received a favorable opinion, dated as of the Closing Date, from Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, in form and substance reasonably satisfactory to Parent and its counsel and substantially in the form attached hereto as Exhibit B.

     Section 12.6. Executive Officer Employment Agreements. Each of the individuals listed on Schedule 1.2 shall be an employee of the Company and each of the Executive Officer Employment Agreements shall be in full force and effect and the individual that is party thereto shall not be in material breach thereof.

     Section 12.7. Drag-Along Notice and Cancellation of Warrants. The Drag-Along Notice shall have been delivered and evidence of such notice, in form and substance reasonably satisfactory to Parent and its counsel, shall have been delivered to Parent.

     Section 12.8. Appraisal Rights. No Stockholder shall have exercised its appraisal rights in the Merger in accordance with the DGCL.

     Section 12.9. Resignation of Directors. Each member of the boards of directors of each Subsidiary of the Company shall have resigned.

     Section 12.10. FIRPTA Affidavit. The Company shall have delivered to Parent an affidavit dated as of the Closing Date, made under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to
Section 1445 of the Code
stating that the Company is not, nor has it been within five years of the date of the affidavit, a "United States real property holding corporation" as defined in Section 897 of the Code.

     Section 12.11. Tax Opinion. Parent shall have received the opinion of Willkie Farr & Gallagher LLP, counsel to Parent, substantially in the form attached hereto as Exhibit D, hereto, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that the Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated the Effective Time. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits E and F hereto, respectively.

                                 ARTICLE XIII.

                                  TERMINATION.

     Section 13.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing:

     (a) by mutual consent of the Company and Parent;

     (b) by the Company or Parent if Parent's stockholders fail to approve an increase in the authorized number of shares of Parent Stock at the annual meeting of Parent's stockholders to be held May 15, 2006 (or any adjournment thereof);

     (c) by Parent if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and as a result of such breach the conditions set forth in Sections 12.1 (assuming the accuracy of such representation or warranty were also measured for purposes of Section 12.1 as of the date hereof) and 12.2 hereof, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within sixty (60) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 13.1(c) unless such breach is not cured within sixty (60) days from written notice to the Company of such breach (provided, that Parent and Merger Sub are not then in material breach of the terms of this Agreement); provided, further, that if such breach is not a result of an action taken by, or an omission by, the Company or any of its Subsidiaries and is curable by the Company through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this
Section 13.1(c) unless such breach is not cured at such time that all other conditions set forth in Article XII have been satisfied or waived; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

     (d) by the Company if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained in this Agreement and as a result of such breach the conditions set forth in Sections 11.1 (assuming the accuracy of such representation or warranty were also measured for purposes of Section 11.1 as of the date hereof) and 11.2 hereof, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by

Parent within sixty (60) days through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 13.1(d) unless such breach is not cured within sixty (60) days from written notice to Parent of such breach (provided, that the Company is not then in material breach of the terms of this Agreement); provided, further, that if such breach is not a result of an action taken by, or omission by, the Parent or any of its Subsidiaries and is curable by Parent through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 13.1(d) unless such breach is not cured at such time that all other conditions set forth in Article XI have been satisfied or waived; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured);

     (e) by the Company or Parent if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal;

     (f) by the Company or Parent if the Closing shall not have been consummated prior to the first anniversary of the date hereof; provided that the right to terminate this Agreement under this Section 13.1(f) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been both willful and the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

     (g) by Parent in the event that the Company fails to obtain the Required Merger Stockholder Vote and deliver true and complete evidence thereof together with a certificate from the Corporate Secretary of the Company certifying to the same, not later than the close of business on the date hereof by the Parties hereto.

     Section 13.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 13.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company, Parent or Merger Sub, or their respective officers, directors, stockholders, or other Persons under their control, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and provided that the provisions of Articles XIII and XV hereof shall remain in full force and effect and survive any termination of this Agreement.


                                  ARTICLE XIV.

                                 MISCELLANEOUS.

     Section 14.1. Survival. This Article XIV and the agreements of the Company, Parent and Merger Sub contained in Section 8.4 (Indemnification Continuation) and Article IX (Additional Covenants of the Parties) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Date shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger.

     Section 14.2. Disclosure Schedules.

     (a) The inclusion of any information in the disclosure schedules accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such schedules, that such information is required to be listed in such schedules or that such information is material to any Party or the conduct of the business of any Party.

     (b) Any item set forth in the disclosure schedules with respect to a particular representation, warranty or covenant contained in the Agreement will be deemed to be disclosed with respect to all other applicable representations, warranties and covenants contained in the Agreement to the extent any description of facts regarding the event, item or matter is disclosed in such a way as to make readily apparent from such description or specified in such disclosure that such item is applicable to such other representations, warranties or covenants whether or not such item is so numbered.

     Section 14.3. Successors and Assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     Section 14.4. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, except for the provisions of this Agreement that relate expressly to the DGCL or the LLCA, which shall be construed, performed and enforced in accordance with, and governed by, the DGCL or the LLCA, as applicable. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York.

     Section 14.5. Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the Third Party Expenses incurred by the Company shall be paid prior to the Closing.

     Section 14.6. Severability; Construction.

     (a) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

     Section 14.7. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iii) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

                  If to the Company:

                          TelCove, Inc.
                          121 Champion Way
                          Cannonsburg, PA 15317
                          Attn:  Vice President & General Counsel

                  Copy to (such copy not to constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           Robert S. Strauss Building
                           1333 New Hampshire Ave., NW
                           Washington, DC 20036
                           Attention:  Russell W. Parks, Jr.


                  If to Parent or Merger Sub:

                           Level 3 Communications, Inc.
                           1025 Eldorado Blvd.
                           Broomfield, CO 80021
                           Attn: General Counsel

                  Copy to (such copy not to constitute notice):

                             Willkie Farr & Gallagher LLP
                             787 Seventh Avenue
                             New York, NY  10019
                             Attn:  David K. Boston
                                    Robert B. Stebbins

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

     Section 14.8. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     Section 14.9. Public Announcements. Except as required by law, no party to this Agreement shall, and no party to this Agreement shall permit any of its agent or representatives to, make any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of Parent and the Company.

     Section 14.10. Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

     Section 14.11. Parties in Interest. Except for (i) the rights of the Stockholders and the Warrantholders to receive the Merger Consideration following the Effective Date in accordance with the terms of this Agreement (of which the Stockholders and the Warrantholders, as applicable, are the intended beneficiaries following the Effective Date) and (ii) the rights to continued indemnification and insurance pursuant to Section 8.4 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Date), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.

     Section 14.12. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 14.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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

     Section 14.14. No Liability. Notwithstanding anything to the contrary herein, no officer, director or Stockholder of the Company shall have any liability in such capacity to Parent or Merger Sub as such with respect to this Agreement except in connection with the representations set forth in the Letter of Transmittal.



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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 LEVEL 3 COMMUNICATIONS, INC.


                                 By:  /s/ James Q. Crowe
                                      Name:  James Q. Crowe
                                      Title: Chief Executive Officer



                                 ELDORADO ACQUISITION THREE, LLC


                                 By:  /s/ Thomas C. Stortz
                                      Name:  Thomas C. Stortz
                                      Title:  Executive Vice President



                                 TELCOVE, INC.


                                 By:  /s/ Robert Guth
                                      Name:  Robert Guth
                                      Title:  Chief Executive Officer

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